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                                                                      EXHIBIT 99

NYSE:ORX                                                   FOR IMMEDIATE RELEASE
                                                           JANUARY 28, 1999


                         ORYX ENERGY REPORTS RESULTS FOR
                          FOURTH QUARTER AND YEAR 1998


     Oryx Energy reported a net loss of $71 million, or $.67 per share, for the quarter ended December 31, 1998, compared to net income of $39 million, or $.37 per share, for the same quarter last year. Revenues for the 1998 fourth quarter were $190 million versus $301 million for 1997.

     Net loss for 1998 was $95 million, or $.90 per share compared to net income of $170 million, or $1.61 per share for 1997. Revenues generated in 1998 were $820 million compared to $1,197 million in 1997.

     "Our fourth quarter revenues were significantly lower, particularly hard hit by oil prices that averaged 34 percent below the prior year," said Robert L. Keiser, chairman and CEO.

     The 1998 fourth quarter net loss of $71 million includes a $49 million after-tax non-cash asset write-down in accordance with FAS 121 primarily due to low oil and gas prices, a $5 million net charge for employee terminations, a $1 million gain on sale of assets and a $2 million benefit from the remeasurement of foreign deferred taxes. By comparison, the 1997 fourth quarter net income of $39 million includes a $1 million charge from remeasurement of foreign deferred taxes and a $2 million extraordinary loss from the early renewal of a revolving credit agreement.


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     Compared to the same quarter last year, worldwide oil prices decreased by
$6.08 per barrel, or 34 percent, and U.S. natural gas prices decreased by $.44 per mcf, or 17 percent. Crude oil volumes decreased by 13 mb/d and natural gas volumes decreased by 107 mmcf/d.

     Comparing 1998 to 1997, worldwide oil prices decreased by $5.36 per barrel, or 29 percent and U.S. gas prices decreased $.30 per mcf, or 13 percent. Crude oil volumes decreased 9 mb/d and natural gas volumes decreased by 117 mmcf/d.

     Discretionary cash flow for the fourth quarter was $118 million, or $1.11 per share, compared to $169 million, or $1.60 per share, in the 1997 fourth quarter. For the full year, discretionary cash flow was $416 million, or $3.92 per share versus $606 million, or $5.74 per share in 1997.

     For the year, the company reported replacing 100 percent of its 1998 production at a cost of $8.23 per equivalent barrel. 1998 reserve additions resulted primarily from the Yuralpa discovery at Block 21 in Ecuador and the extension of the Conger field at Garden Banks 215 in the Gulf of Mexico. Year-end reserves were reported at 614 million equivalent barrels. Year-end debt was reported at $1,306 million.

     Kerr-McGee Corporation and Oryx Energy Company recently announced a strategic merger that will create the fourth largest proven reserve base among independent, non-integrated oil and gas exploration and production companies based in the U.S. Cost savings and synergies are estimated to be in excess of $100 million per year. The transaction is subject to the approval by the shareholders of both companies, along with other customary closing conditions and is anticipated to close in the first quarter. The issuance of Kerr-McGee stock in the merger will be made only by means of a prospectus.

     Dallas-headquartered Oryx Energy Company is one of the largest independent oil and gas companies and trades on the New York Stock Exchange with the symbol "ORX". Oryx Energy conducts its domestic business through Sun Energy Partners, L.P., which trades with the symbol "SLP". Copies of this release may be obtained on the Oryx home page at www.oryx.com.
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
                                                 Quarter Ended          Twelve Months Ended
                                                  December 31              December 31
                                             --------------------      --------------------
                                               1998         1997         1998         1997
                                             -------      -------      -------      -------
                                                        (Millions of Dollars)
Revenues
   Oil and gas                               $   184      $   301      $   798      $ 1,213
   Other                                           6           --           22          (16)
                                             -------      -------      -------      -------
                                                 190          301          820        1,197
                                             -------      -------      -------      -------
Costs and Expenses
   Operating costs                                59           59          226          255
   Production taxes                                8           40           50          161
   Exploration costs                              38           31          133           80
   DD&A                                          149           80          374          311
   G&A                                            12           14           52           58
   Interest and debt expense                      29           28          115          111
   Interest capitalized                           (1)          (4)         (16)         (16)
   Provision for restructuring                     8           --           33           --
                                             -------      -------      -------      -------
                                                 302          248          967          960
                                             -------      -------      -------      -------
                                                (112)          53         (147)         237
Provision (Benefit) for Income Tax               (39)          11          (52)          68
Remeasurement of Foreign Deferred Tax             (2)           1           --           (3)
                                             -------      -------      -------      -------
Income (Loss) Before Extraordinary Item          (71)          41          (95)         172
Extraordinary Item                                --           (2)          --           (2)
                                             -------      -------      -------      -------
Net Income (Loss)                            $   (71)     $    39      $   (95)     $   170
                                             =======      =======      =======      =======

Basic Net Income (Loss) Per Share*
    Before extraordinary item                $  (.67)     $   .39      $  (.90)     $  1.63
    Extraordinary item                            --         (.02)          --         (.02)
                                             -------      -------      -------      -------
    Net income (loss)                        $  (.67)     $   .37      $  (.90)     $  1.61
                                             =======      =======      =======      =======

Basic Common Shares (in millions)              106.2        105.8        106.1        105.6

Discretionary Cash Flow                      $   118      $   169      $   416      $   606
DCF Per Share                                $  1.11      $  1.60      $  3.92      $  5.74
ED&A Outlays                                 $    67      $   121      $   530      $   547

Average Daily Net Production
   Crude and Condensate (MBbl)
     United States                                43           50           44           46
     United Kingdom                               50           56           53           60
     Other Foreign                                 8            8            9            9
                                             -------      -------      -------      -------
     Worldwide                                   101          114          106          115

   Natural Gas (MMcf)
     United States                               365          467          375          490
     United Kingdom                                8           13           10           12
                                             -------      -------      -------      -------
     Worldwide                                   373          480          385          502

Average Price
   Crude and Condensate ($ per Bbl)
     United States                             12.51        18.21        13.58        18.75
     United Kingdom                            12.36        18.57        13.55        19.00
     Other Foreign                              6.11        12.54         7.24        12.88
     Worldwide                                 11.91        17.99        13.07        18.43

   Natural Gas ($ per Mcf)
     United States                              2.11         2.55         2.10         2.40
     United Kingdom                             2.70         2.09         2.34         2.26
     Worldwide                                  2.13         2.53         2.10         2.39

* Diluted earnings per share were the same as basic earnings per share for each quarter and for the 1998 twelve months and one cent less than basic for the 1997 twelve months.